ASSIGNMENT OF
                 AGREEMENT FOR BRADLEY LAKE RESOURCE SCHEDULING

                This agreement for assignment is made as of the 30th day of June, 2003, between Alaska Electric Generation and Transmission Cooperative, Inc. ("Assignor"), and Homer Electric Association, Inc. ("Assignee").

                WHEREAS, on September 29, 1992, Assignor and Assignee entered into a contract with Chugach Electric Association, Inc. ("Chugach") titled "Agreement for Bradley Lake Resource Scheduling" (the "Contract"), wherein the parties agreed to the scheduling and pooling, under the terms set forth in the Contract (a copy of which is attached to this agreement), of Assignor's share of the Bradley Lake Hydroelectric Project capacity and/or energy;

                WHEREAS, Alaska Electric and Energy Cooperative, Inc. ("AEEC") has obtained from the Regulatory Commission of Alaska ("RCA") a certificate of public convenience and necessity to serve as the wholesale power provider of Assignee;

                WHEREAS, AEEC and Assignor also have obtained approval from the RCA of a new wholesale power agreement between AEEC and HEA under which AEEC will serve the wholesale power needs of Assignee, and rescission of the current wholesale power agreement between Assignor and Assignee;

                WHEREAS, under the terms of the new wholesale power contract Assignee assumed the obligations and obtained the rights of Assignor with respect to the Bradley scheduling rights of Assignor;

                NOW, THEREFORE, the parties agree as follows:

1. Assignor assigns to Assignee all of Assignor's rights, interest and duties in the Agreement for Bradley Lake Resource Scheduling (the "Contract") with Chugach Electric Association, Inc., and Assignee, executed on September 29, 1992.

2. Assignee assumes and covenants to perform all the obligations of Assignor under the Contract, and guarantees to hold Assignor harmless from any claim or demand made under the Contract.

3. Assignor and assignee intend that this Assignment not diminish in any way the rights Chugach has under the Agreement being assigned and to assure that Chugach receives the full benefit of the Agreement being assigned notwithstanding that different obligations are being assumed by HEA and AEEC. Specifically, this assignment does not diminish Chugach's rights relative to AEG&T.

Resource Scheduling
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                IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth above.

                                            ALASKA ELECTRIC GENERATION AND
                                            TRANSMISSION COOPERATIVE, INC.

                                            By:       /s/ N. L. Story
                                                      ---------------
                                                      Class A Manager

                                            HOMER ELECTRIC ASSOCIATION, INC.

                                            By:       /s/ David R. Carey
                                                      ------------------
                                                      President

                              CONSENT TO ASSIGNMENT

                Chugach Electric Association, Inc., consents to the foregoing assignment of the Agreement for Bradley Lake Resource Scheduling.

                                            CHUGACH ELECTRIC ASSOCIATION, INC.

                                            By:      /s/ Evan J. Griffith
                                                     --------------------
                                            Title:   CEO
                                            Date:    June 10, 2003

Assignment - Bradley Lake Resource Scheduling
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